AMENDMENT NO. 1 TO
REVOLVING CREDIT AGREEMENT

     This Amendment No. 1 (this “Amendment” or this “Amendment No. 1 to Credit Agreement”) is dated as of June 27, 2012, and amends that certain Credit Agreement, dated as of March 3, 2011, among Ross Stores, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (“Agent”).

     WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and an extension to the term of the Credit Agreement;

     WHEREAS, the Agent and each of the Lenders that are party hereto are willing to agree to the amendments contained herein on the terms and conditions contained herein; and

     WHEREAS, the undersigned Lenders constitute the “Required Lenders” under (and as defined in) the Credit Agreement and each Lender required to execute this Amendment under Sections 10.01(b) and 10.01(d) of the Credit Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Credit Agreement.

     2. Applicable Rate. The definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:

     ““Applicable Rate” for Eurodollar Rate Loans, Base Rate Loans, standby Letters of Credit, documentary (or commercial) Letters of Credit, and Commitment Fees means, from time to time, the following percentages per annum in the table set forth below (the “Pricing Grid”), based upon the following two pricing levels: (i) the Level applicable to the Borrower under the heading “Rating” and (ii) the Level applicable to the Borrower under the heading Consolidated Adjusted Interest Coverage Ratio. If at any time two different pricing Levels apply, then the pricing shall be based on the higher Level (i.e., the Level with the lower pricing). The “Rating” shall be the long term unsecured senior, non-credit enhanced rating of the Borrower by S&P. If at any time the Borrower does not have a Rating, then the pricing shall be set at the Level applicable to the Borrower’s Consolidated Adjusted Interest Coverage Ratio.

Level	Rating	Consolidated Adjusted Interest Coverage Ratio	Applicable Rate for Eurodollar Rate Loans and Standby Letters of Credit	Applicable Rate for Base Rate Loans	Applicable Rate for Commitment Fees	Applicable Rate for Documentary Letters of Credit
I)	<BBB-	< 2.50 to 1.00	1.750%	0.750%	0.250%	0.8750%
II)	BBB-	≥ 2.50 to 1.00	1.500%	0.500%	0.225%	0.7500%
		but < 3.00 to 1.00
III)	BBB	≥ 3.00 to 1.00	1.250%	0.250%	0.175%	0.6250%
		but < 3.75 to 1.00
IV)	BBB+	≥ 3.75 to 1.00	1.125%	0.125%	0.125%	0.5625%
		but < 5.00 to 1.00
V)	≥A-	≥ 5.00 to 1.00	1.000%	0%	0.100%	0.5000%

     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Adjusted Interest Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Borrower shall be provided one Business Day to cure such failure, and at any time thereafter, if not so cured, upon the request of the Required Lenders Pricing Level I shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

     Each change in the Applicable Rate resulting from a publicly announced change in the Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(g) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).”

     3. Maturity Date. The definition of “Maturity Date” is hereby amended and restated in its entirety as follows:

     ““Maturity Date” means June 26, 2017; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”

     4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and each Lender that:

     (a) there is no event which is, or with notice or lapse of time or both would be, a Default or Event of Default under the Credit Agreement;

     (b) the representations and warranties in the Credit Agreement are true as of the date of this Amendment as if made on the date of this Amendment except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4(b), the representations and warranties contained in Section 5.07 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.02 of the Credit Agreement;

     (c) this Amendment does not conflict with any law, agreement, or obligation by which any Loan Party is bound;

     (d) each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment;

     (e) this Amendment has been duly executed by the Borrower and each Guarantor, and each constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, and

     (f) the execution, delivery and performance of this Amendment do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party other than the SEC.

     5. Conditions Precedent. This Amendment will be effective as of the date first set forth above, assuming that the Administrative Agent shall have received (a) counterparts of this Amendment, duly executed on behalf of each of the Borrower, the Guarantors, the Administrative Agent, each of the Required Lenders and each Lender required under Section 10.01(b) and 10.01(d) of the Credit Agreement, (b) copies of the Borrower’s internal authorization of the execution, delivery and performance by the Borrower of this Amendment, and (c) payment of all fees payable to the Lenders in consideration for entering into this Amendment pursuant to the fee letter between the Borrower, Bank of America, and Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of June 8, 2012.

     6. Ratification, etc. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents, and the Obligations are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

     7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. The existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Credit Agreement to be executed by their duly authorized officers as of the day and year first above written.

The Borrower:

ROSS STORES, INC.

By:	/s/ J. Call
	Name:	John G. Call
	Title:	Group Senior Vice President and Chief
Financial Officer

The Administrative Agent:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Steven Gazzilo
	Name:	Steven Gazzilo
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender

By:	/s/ Jaime Eng
Name:	Jaime Eng
Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Sid Khanolkar
Name:	Sid Khanolkar
Title:	Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Alex Rogin
Name:	Alex Rogin
Title:	Vice President

UNION BANK, N.A.

By:	/s/ Megan Webster
Name:	Megan Webster
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Vice President

BANK OF THE WEST

By:	/s/ William Pope
Name:	William Pope
Title:	V.P.

FIRST HAWAIIAN BANK

By:	/s/ Susan Takeda
Name:	Susan Takeda
Title:	Vice President

SUNTRUST BANK

By:	/s/ Kelly Gunter
Name:	Kelly Gunter
Title:	Vice President

FIFTH THIRD BANK

By:	/s/ Gary Losey
Name:	Gary S. Losey
Title:	VP

THE BANK OF NEW YORK MELLON

By:	/s/ David B. Wirl
Name:	David B. Wirl
Title:	Managing Director

Consent of Guarantors

     The undersigned guarantors (the “Guarantor”) have guaranteed all of the Obligations under (and as defined in) the Credit Agreement pursuant to a Continuing Guaranty dated as of March 3, 2011 (the “Guaranty”). Each Guarantor hereby acknowledges and agrees to the terms and conditions of Amendment No. 1 to the Credit Agreement. In addition, by executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to the Lenders and the Administrative Agent that such Guarantor’s Guaranty remains in full force and effect and covers all Obligations under the Credit Agreement, as amended by Amendment No. 1 to the Credit Agreement.

ROSS DRESS FOR LESS, INC.,
a Virginia corporation

By:	/s/ J. Call
	Name:	John G. Call
	Title:	Group Senior Vice President and
Chief Financial Officer

ROSS PROCUREMENT INC.,
a Delaware corporation

By:	/s/ J. Call
	Name:	John G. Call
	Title:	Group Senior Vice President and
Chief Financial Officer